CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-278854 on Form S-6 of our report dated June 4, 2024, relating to the financial statement of FT 11519, comprising Digital World Leaders Opportunity Portfolio, Series 18, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 4, 2024